UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

CASELLA WASTE SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

JCP INVESTMENT PARTNERSHIP, LP JCP SINGLE-ASSET PARTNERSHIP, LP JCP INVESTMENT PARTNERS, LP JCP INVESTMENT HOLDINGS, LLC JCP INVESTMENT MANAGEMENT, LLC JAMES C. PAPPAS BRETT W. FRAZIER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

JCP Investment Management, LLC, together with the other participants named herein (collectively, “JCP Investment Management”), has filed a definitive proxy statement with the Securities and Exchange Commission and an accompanying GOLD proxy card to be used to solicit votes for the election of JCP Investment Management’s slate of two highly-qualified director nominees to the Board of Directors of Casella Waste Systems, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2015 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On October 1, 2015, JCP Investment Management launched a website to communicate with the Company’s shareholders. The website address is www.FixCasella.com. The following materials were posted by JCP Investment Management to www.FixCasella.com:

JCP
INVESTMENT MANAGEMENT

Home SEC Filings Presentations & Letters Nominees Contact

DISCLAIMER

The views expressed on this website represent the opinions of JCP Investment Management, LLC and certain of its affiliates (collectively, "JCP"), which beneficially own shares of Casella Waste Systems, Inc. (the "Company") and are based on publicly available information with respect to the Company. JCP recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with JCP's conclusions. JCP reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such changes. JCP disclaims any obligation to update the information or opinions contained on this website.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. Neither the Participants (as defined below) nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by JCP herein are based on assumptions that JCP believes to be reasonable as of the date of the materials on this website, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material.

The materials on this website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. JCP currently beneficially owns shares of the Company. It is possible that there will be developments in the future that cause JCP from time to time to sell all or a portion of its holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

Although JCP believes the statements made in this website are substantially accurate in all material respects and does not omit to state material facts necessary to make those statements not misleading, JCP makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and JCP expressly disclaims any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, stockholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

This website may contain links to articles and/or videos (collectively, "Media"). The view and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinion of JCP.

Cautionary Statement Regarding Forward-Looking Statements

The materials on this website contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of JCP. Although JCP believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of these materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. JCP will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information

JCP Investment Management, LLC, JCP Investment Partnership, LP, JCP Single-Asset Partnership, LP, JCP Investment Partners, LP, JCP Investment Holdings, LLC, James C. Pappas and Brett W. Frazier (collectively, the "Participants") have filed a definitive proxy statement and an accompanying GOLD proxy card with the SEC to be used to solicit proxies for the election of their slate of two director nominees in connection with the 2015 Annual Meeting of Stockholders of the Company, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the "2015 Annual Meeting"). Stockholders are advised to read the definitive proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the 2015 Annual Meeting because they contain important information, including additional information relating to the Participants. These materials and other materials filed by JCP in connection with the solicitation of proxies will be available at no charge at the SEC's website at www.sec.gov. The definitive proxy statement and other relevant documents filed by JCP with the SEC will also be available, without charge, by calling JCP's proxy solicitor, InvestorCom, Inc., at (203) 972-9300 or toll-free at (877) 972-0090.

© 2015 JCP Investment Management | Important Information | Privacy Policy | Terms & Conditions

JCP
INVESTMENT MANAGEMENT

Home SEC Filings Presentations & Letters Nominees Contact

Privacy Policy

Our Commitment to Privacy

The sponsor of this website, www.FixCasella.com (the "Site"), is JCP Investment Management, LLC and certain of its affiliates ("JCP"). We respect and value your privacy. This statement outlines our privacy policies (the "Privacy Policy") which are designed to assist you in understanding how we collect, use and safeguard information we collect and to assist you in making informed decisions when using the Site. The core of our Privacy Policy is this:

We want you to feel safe and comfortable when you use the Site, and we are dedicated to developing and upholding high standards for protecting your privacy. You should read and familiarize yourself with this Privacy Policy and with our Terms and Conditions. When you use the Site, you agree to abide by these terms.

What Information Do We Collect?

When you visit any website you may provide two types of information: personal information you knowingly choose to disclose that is collected on an individual basis, and website use information collected on an aggregate basis as you browse the website.

Personal Information.

Our Site does not ask you to provide your personal information.

Clickstream Data.

As you use the Internet, a trail of electronic information is left at each website you visit. This information, which is sometimes referred to as "clickstream data," can be collected and stored by a website's server. Clickstream data can tell us the type of computer and browsing software you use and the address of the website from which you linked to our Site. We may use clickstream data as a form of non-personally identifiable information to anonymously determine how much time visitors spend on each page of the Site, how visitors navigate throughout the Site and how we may tailor our web pages to better meet the needs of visitors. This information will be used to improve the Site. Any collection or use of clickstream data will be anonymous and aggregate.

Do We Disclose Information to Outside Parties?

We may provide aggregate information about our users, Site traffic patterns and related Site information to our affiliates or reputable third parties.

What About Legally Compelled Disclosure of Information?

We may disclose information when we, in good faith, believe that the law requires it or for the protection of our legal rights.

What About Other Websites Linked to Our Site?

We are not responsible for the practices employed by websites linked to or from our Site nor the information or content contained therein. Often links to other websites are provided solely as pointers to information on topics that may be useful to the users of our Site.

Please remember that your browsing and interaction on any other website, including websites which have a link on our Site, is subject to that website's own rules and policies. Please read over those rules and policies before proceeding.

Your Consent.

By using the Site you consent to this Privacy Policy. We reserve the right to make changes to this Privacy Policy from time to time. Revisions will be posted on this page. We suggest you check this page occasionally for updates.

Contacting Us.

If you have any questions about this Privacy Policy, the practices of the Site, or your dealings with the Site, you can contact our proxy solicitor at:

InvestorCom, Inc.
SHAREHOLDER INTELLIGENCE

65 Locust Avenue, Suite 302
New Canaan, CT 06840
Shareholders call toll free at (877) 972-0090
Banks and Brokers may call collect at (203) 972-9300

© 2015 JCP Investment Management | Important Information | Privacy Policy | Terms & Conditions